                                  EXHIBIT 23.2

                   Consent of KPMG LLP, Independent Auditors


The Board of Directors
SouthFirst Bancshares, Inc.


We consent to the incorporation by reference in the registration statements (Nos. 333-4534, 333-4536, 333-4538 and 333-85705) on Form S-8 of SouthFirst
Bancshares, Inc. of our report dated November 21, 1997, relating to the consolidated statements of operations, stockholders' equity and cash flows of SouthFirst Bancshares, Inc. and its subsidiary for the year ended September 30, 1997, which report appears in the September 30, 1999 annual report on Form 10-KSB of SouthFirst Bancshares, Inc.


                                                     /s/ KPMG LLP


Birmingham, Alabama
December 22, 1999